EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-122386 on Form S-3, Registration Statement No. 333-113417 on Form SB-2 and the Registration Statements No. 33-42457, 33-50332 and 333-111386 on Forms S-8 of RegeneRx Biopharmaceuticals, Inc. of our report dated February 28, 2005, appearing in the Company’s Annual Report on Form 10-KSB as of and for the years ended December 31, 2004 and 2003.

/s/ Reznick Group, P.C.

Bethesda, Maryland

March 29, 2005